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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 4, 2005 (except for the Stock-Based Compensation section of Note 2, as to which the date is April 14, 2005, and Note 18, as to which the date is May 11, 2005) in amendment No. 1 to Form S-1 (No. 333-124199) and related Prospectus of Capella Education Company for the registration of its common stock.


                                               /s/ Ernst & Young LLP

Minneapolis, Minnesota
June 1, 2005